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                                 PROMISSORY NOTE

$10,000,000                                                 Baltimore, Maryland
                                                            February 7, 1996

     On the date hereof, Amertranz Worldwide Holding Corp. became obligated to TIA, Inc. and Caribbean Freight Systems, Inc. in the principal amount of $10,000,000 pursuant to the terms of an Assets Exchange Agreement, dated the date hereof, by and among such parties, among others (the "Assets Exchange Agreement").

     NOW THEREFORE, FOR VALUE RECEIVED, AMERTRANZ WORLDWIDE HOLDING CORP., a Delaware corporation (the "Maker") hereby promises to pay to the order of TIA, INC., a Delaware corporation and CARIBBEAN FREIGHT SYSTEMS, INC., a Delaware corporation, jointly (collectively, the "Payee") the principal sum of $10,000,000 (the "Principal Sum"), together with interest on the unpaid balance of the Principal Sum at the rate hereinafter specified, as follows:

                  (a) six consecutive monthly payments in the amount of $80,000 each, on March 1, 1996, April 1, 1996, May 1,
                           1996, June 1, 1996, and July 1, 1996 (the "Initial Installments"); and

                  (b) except as hereinafter provided, consecutive monthly payments in the amount of $166,667 each, beginning August 1, 1996, and continuing on the first day of each month thereafter until the entire unpaid balance of the Principal Sum, all accrued and unpaid interest and all other amounts due hereun-der, are paid in full (the "Subsequent Install-ments").

     Pursuant to the terms of the Assets Exchange Agreement, it is contemplated that the Maker will effect an initial public offering of its capital stock. To the extent of the outstanding balance of the Principal Sum, accrued interest, and other amounts due under this Note, the Maker shall pay to the Payee $2,000,000 of such proceeds concurrently with the receipt by the Maker of such proceeds.

     Interest on the Principal Sum shall accrue at the rate of 8.0% per annum from the date hereof.

     All payments made under this Note shall be applied first to costs of collection, then to unpaid late fees, then to accrued and unpaid interest, and the remainder, if any, to the outstanding balance of the Principal Sum.

     All payments shall be made in lawful money of the United States of America in immediately available funds by wire transfer in accordance with instructions to be provided by the holder hereof at least five days prior to the date such payment is due.

     The Maker hereby waives presentment, protest and demand, notice of demand, notice of non-payment and notice of dishonor.


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     In the event that any  payment  due  hereunder  shall not be paid within 10 days after the date due, the Maker shall pay to the Payee a late charge equal to 5% of the amount due and unpaid.

     In the event that any payment due hereunder shall not be paid within 10 days after the date due, the interest rate otherwise in effect from time to time under this Note shall be increased by 3.0% per annum, which increase shall remain in effect until the missed payment and any applicable late charge shall be paid, provided, however, that if this Note is accelerated, such increase shall remain in effect until all amounts due under this Note are paid in full.

     The Maker shall have the right to prepay the whole or any part of the unpaid balance of the Principal Sum at any time and from time to time without penalty or premium. Unless the holder hereof shall designate a different order of application, which the holder hereof may do in its sole discretion, all payments made under this Note shall be applied first to costs of collection, then to unpaid late fees, then to accrued and unpaid interest, and the remainder, if any, to the outstanding balance of the Principal Sum. All prepayments or portions thereof which are applied against the outstanding balance of the Principal Sum shall be applied against unpaid installments of the Principal Sum in the inverse order of their maturity.

     The obligations of the Maker under this Note are guaranteed pursuant to the terms of the Guarantee Agreements of even date herewith, copies of which are attached hereto (collectively, the "Guarantee"), and are secured pursuant to the terms of the Security Agreement of even date herewith and the Stock Pledge Agreement of even date herewith, copies of which are attached hereto (collectively, the "Security Agreements").

     The Maker shall be in default hereunder (an "Event of Default") upon the occurrence of any one or more of the following events:

     a. Any payment due hereunder shall not be paid within 10 days after the date due.

     b. The Maker shall (i) apply for or consent to the appointment of, or there shall be a taking of possession by, a receiver, custodian, trustee or liquidator for the Maker, or a substantial portion of the Maker's property, (ii) become generally unable to pay the Maker's debts as they become due, (iii) make a general assignment for the benefit of creditors or become insolvent, or (iv) become the debtor party, voluntarily or involuntarily, to any proceeding under the U.S. Bankruptcy Code or any similar federal or state statute.

     c. A default by the Maker or any Obligor (as defined in the Security Agreements) shall occur or event of default shall be continuing under any of the Security Agreements.

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     d. A default by any Guarantor (as defined in the Guarantee)  shall occur or event of default shall be continuing under the Guarantee.

     e. A default shall occur under the Net Cash Receipts Note (as defined in the Assets Exchange Agreement).

     f. The Maker liquidates, dissolves, or otherwise terminates or ceases to exist, merges, consolidates or enters into a share exchange, or ceases to engage in business.

     g. The Maker sells, assigns, pledges or otherwise transfers, distributes, encumbers or leases all or any substantial portion of its assets outside the ordinary course of the Maker's business, except with the Payee's consent.

     Upon the occurrence of an Event of Default, the entire unpaid balance of the Principal Sum, together with all costs of collection, late charges and accrued and unpaid interest under this Note, shall, at the option of the holder hereof, be accelerated and become immediately due and payable without notice to the Maker.

     No failure or delay by the holder hereof to insist upon the strict performance of any provision of this Note or to exercise any right, power or remedy consequent upon an Event of Default hereunder, shall constitute a waiver of any such provision or of any such Event of Default, or preclude the holder hereof from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Note, the holder hereof shall not be deemed to have waived the right either to require prompt payment when due of all other amounts due under this Note, to declare an Event of Default hereunder, or to exercise any other available right, power or remedy.

     The Maker promises to pay to the order of the Payee, upon demand, all reasonable costs and expenses of collection of this Note, including, but not limited to, attorneys' fees and expenses, plus interest on all such costs and expenses from the date of demand at the rate in effect from time to time under this Note.

     The Maker hereby empowers any attorney or the clerk of any court of record within the United States or elsewhere to appear for the Maker before any court having jurisdiction upon an Event of Default and to confess judgment against the Maker for the then unpaid amount of the Principal Sum, all late charges then due, all accrued and unpaid interest, plus reasonable attorneys' fees, together with costs of suit, hereby waiving and releasing present- ment, demand for payment, protest, notice of non-payment or error and all rights of exemption, appeal, modification, vacation, stay of execution, inquisition and extension upon any levy on real estate or personal property to which Maker may be entitled under the laws of any state or territory of the United States now in force or which hereafter may be passed. The inclusion of a fixed

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amount of attorneys' fees in any confessed  judgment shall not limit the Maker's liability under this Note for all costs of collection, including attorneys' fees and expenses.

     If judgment is entered against the Maker on this Note, the amount of the judgment entered (which may include principal, interest, default interest, late charges, fees and costs) shall bear interest at the higher of (i) the highest rate authorized under this Note as of the date of entry of the judgment, or (ii) the highest rate permitted by law as of the date of entry of judgment.

     All notices and demands required or permitted hereunder shall be sufficiently given and deemed received by the Maker on the date hand delivered to the Maker or, if delivered after 5:00 p.m., on the next business day, on the business day following the day transmitted to the Maker by overnight courier, or two business days after the date mailed in the U.S., first class, certified, return receipt requested, postage prepaid, addressed as follows:

                        Amertranz Worldwide Holding Corp.
                               2001 Marcus Avenue
                          Lake Success, New York 11042
                               Fax (516) 326-2248
                                 Attn: Chairman

or to such other address as the Maker may notify the Payee or other holder hereof in writing mailed by certified mail, return receipt requested, to the address of the Payee as set forth above or such other address as then may have been designated for payment hereunder. No other method of giving notice or demand is hereby precluded.

     The Maker hereby consents to the exercise of personal jurisdiction over the Maker by all state and federal courts situate in Baltimore City or Baltimore County, Maryland, and consents to the laying of venue in each such jurisdiction.

     The obligations of the Maker under this Note are irrevocable, absolute and unconditional, and are not subject to any claim or right of setoff. The Maker hereby waives all rights to assert any setoff or counterclaim in any proceeding brought to enforce this Note. THE MAKER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT TO ENFORCE OR OTHERWISE RELATING TO THIS NOTE.

     No modification, change, waiver or amendment of this Note shall be effective unless in writing and signed by the Maker and the Payee or other holder hereof.

     This Note shall be governed by and construed and enforced in accordance with the laws of the State of Maryland.


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     This Note shall be binding  upon the Maker and the Maker's  successors  and assigns.

     IN WITNESS WHEREOF, this Note has been executed, under seal, with the intention of making this a sealed instrument, as of the day and year first above written.

WITNESS/ATTEST:                    AMERTRANZ WORLDWIDE HOLDING CORP.


_________/s/__________             By:      _________/s/____________(SEAL)
                                                        Michael Barsa
                                                        Vice President

STATE OF NEW YORK)
COUNTY OF NEW YORK)

     I HEREBY CERTIFY, that on this 7th day of February, 1996, before me, the subscriber, a Notary Public of the State aforesaid, personally appeared Michael Barsa, who acknowledged himself to be the Vice President of Amertranz Worldwide Holding Corp., a Delaware corporation, and that he, being authorized to do so, executed this Promissory Note for the purposes contained therein by signing the Promissory Note on behalf of such entity, in my presence.


                                    ____________/s/______________(SEAL)
                                    Notary Public

                                    My Commission Expires:____________




C59906D.198

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